Exhibit 99.1

Corsair Gaming Reports First Quarter 2022 Financial Results

FREMONT, CA, May 5, 2022 – Corsair Gaming, Inc. (Nasdaq:CRSR) (“Corsair”), a leading global provider and innovator of high-performance gear for gamers and content creators, today announced financial results for the quarter ended March 31, 2022.

First Quarter 2022 Highlights

•

Net revenue was $380.7 million, in line with the Company’s preliminary revenue provided on April 21, 2022. This represents an increase of 23.4% compared to the pre-pandemic first quarter of 2020, and a decrease of 28.1% compared to the first quarter of 2021, which included stimulus checks and pent-up demand.

•

Gamer and creator peripherals segment revenue was $134.1 million, an increase of 76.8% compared to the pre-pandemic first quarter of 2020, and a decrease of 23.7% compared to the first quarter of 2021.

•

GAAP operating income declined 103.7% to a loss of $2.5 million compared to $67.3 million in the first quarter of 2021. Adjusted operating income declined 83.4% to $13.3 million compared to $80.4 million in the first quarter of 2021.

•	Adjusted EBITDA was $15.4 million, compared to $80.4 million in the first quarter of 2021.
•

GAAP net loss per diluted share was $0.05 compared to $0.47 GAAP net income per diluted share in the first quarter of 2021. Adjusted net income per diluted share was $0.09 compared to $0.58 in the first quarter of 2021.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

Andy Paul, Chief Executive Officer of Corsair, stated, “While we faced headwinds in Q1, with inflation, the continued Russia and Ukraine conflict, and high freight costs, we continue to see positive underlying growth trends in the gaming hardware sector. During Q1, GPU cards, which are the most expensive item in a gaming PC, were still at a high premium, roughly 150% of MSRP, and even with this premium we saw gaming PC build activity slightly higher than pre-pandemic and pre-GPU shortage levels. Our components segment grew by 6% in Q1 2022 compared with Q1 2020, the last Q1 before the pandemic and shelter at home. The surge of activity that we saw during the shelter at home period does not appear to have caused a pull forward in builds, more so an entrance of new gamers building for the first time. We expect that GPU cards will be back to MSRP in the near term, perhaps discounted below MSRP. We expect that with GPU and CPU products becoming available and reasonably priced, we will see a surge of self-built gaming PC activity in 2H22 and 2023. We see a similar positive trend with Peripherals. While the market appears to be generally down some 15% to 25%, compared to last year’s peak, it is still substantially above pre-pandemic levels. We grew 77% from Q1 2020 to Q1 2022, and as we outlined in our investor day presentations, we think that the peripheral market will continue to drive 20% to 25% annual growth. We also believe that with our expanding iCUE control software, and innovative new products pipeline, we will continue to take market share. Our latest market share data for Q1 from the United States and Europe, shows that we are in the #1 position in every major category of component that we offer that are used to build gaming PCs, and substantially ahead of our nearest competitors.”

Michael G. Potter, Chief Financial Officer of Corsair, said, “We expect that Q1 2022 was the peak of pandemic-related high freight cost and promotional headwinds, and that gross margins will improve in the second half of the year. We ended the quarter in a strong liquidity position with our entire revolver undrawn, leaving us in position to continue to pursue growth opportunities and to continue to invest in product development. We continue to be active in pursuing growth investments with iDisplay being the most recent example.”

Financial Outlook

For the full year 2022, we currently expect:

•	Net revenue to be in the range of $1.6 billion to $1.8 billion.
•	Adjusted operating income to be in the range of $100 million to $120 million.
•	Adjusted EBITDA to be in the range of $110 million to $130 million.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, depreciation and amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Recent Developments

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Elgato announced the launch of HD60 X, a powerful new external capture card. Sporting state-of-the-art specs and seamless compatibility with the newest generation of game consoles, HD60 X equips anyone to stream and record their gameplay in the highest quality without limitations.  You can then play high-fidelity games while livestreaming to Twitch or YouTube in Full HD 1080p60 quality, while simultaneously recording 1080p60 HDR10 footage to your hard drive. Instant Gameview technology syncs your broadcast with your gameplay, allowing you to monitor your capture feed with ultra-low latency.

•

Corsair announced a partnership with world-renowned publisher 2K, bringing immersive in-game RGB lighting integration for all CORSAIR iCUE RGB devices to Gearbox Software’s highly anticipated Tiny Tina’s Wonderlands ®. PC players with CORSAIR iCUE products can enjoy exclusive real-time lighting effects that extend the game’s action across their entire iCUE setup in the upcoming spinoff of the Borderlands ® franchise.

•

Corsair announced the new CORSAIR iCUE 5000T RGB PC case. Boasting a unique contoured design in black or white and 208 individually addressable RGB LEDs, the 5000T RGB has the most integrated lighting ever built into a CORSAIR case. High-airflow mesh panels and room for up to two simultaneous 360mm radiators for outstanding cooling ensure the 5000T RGB makes an immediate and lasting impression.
•

Corsair unveiled the newest entry in the best-selling K70 series: the CORSAIR K70 RGB PRO Mechanical Gaming Keyboard. Uniting the acclaimed design and aluminum build of a full-size K70 with renowned CORSAIR RGB lighting and tournament-grade performance, the K70 RGB PRO sets a new standard for a full-size gaming keyboard. Available with a wide array of trusted CHERRY MX mechanical switches and loaded with features to help gamers get the most from their setup, anyone can find a K70 RGB PRO to fit their style of play.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the first quarter 2022 financial results today at 3:00 p.m. Pacific Time.  The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-877-407-0784 (USA) or 1-201-689-8560 (International) with conference ID 13728886. A replay will be available approximately 2 hours after the live call ends on Corsair's Investor Relations website, or through May 12, 2022 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 13728886.

The call will also be webcast live from our investor relations website at https://ir.corsair.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Corsair Gaming, Inc.

Corsair Gaming, Inc. (Nasdaq:CRSR) is a leading global developer and manufacturer of high-performance gear and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals to premium streaming equipment, smart ambient lighting and esports coaching services, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best.

Corsair also includes subsidiary brands Elgato, which provides premium studio equipment and accessories for content creators, SCUF Gaming, which builds custom-designed controllers for competitive gamers, ORIGIN PC, a builder of custom gaming and workstation desktop PCs and laptops and Gamer Sensei brand, an esports coaching platform.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our expectations regarding growth trends in the gaming hardware sector; our expectations regarding GPU and CPU prices and availability; the potential surge in self-built gaming PC activity in the second half of 2022 and 2023; our belief that with our expanding iCUE control software, and innovative new products pipeline, we will continue to take market share; our belief that Q1 2022 was the peak of pandemic-related high freight cost and that gross margins will improve in the second half of the year; whether we will be able to execute on M&A opportunities and or reduce our debt, as well as the timing of the foregoing; and our estimated full year 2022 net revenue, adjusted operating income and adjusted EBITDA; and our estimated 2026 net revenue target. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the impact the COVID-19 pandemic, including the potential end of the pandemic and the cessation of pandemic-related restrictions, will have on demand for our products as well as its impact on our operations and the operations of our manufacturers, retailers and other partners, and its impact on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and esports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impact of global instability, such as the war between Russia and Ukraine, and any sanctions or other geopolitical tensions that may result therefrom; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; currency exchange rate fluctuations or international trade disputes resulting in our gear becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; the impact of the coronavirus on our business; general economic conditions that adversely effect, among other things, the financial markets and consumer confidence and spending; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on or about the date hereof and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended March 31, 2022 are not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income, adjusted net income, adjusted net income per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income, adjusted net income, adjusted net income per diluted share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that adjusted operating income, adjusted net income, adjusted net income per diluted share and adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial performance measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, net income, cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•

Adjusted operating income, non-GAAP, is determined by adding back to GAAP operating income (loss) the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, stock-based compensation, intangible asset amortization, certain acquisition-related and integration-related expenses, and non-deferred secondary offering costs.

•

Adjusted net income, non-GAAP, is determined by adding back to GAAP net income (loss) the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, stock-based compensation, intangible asset amortization, certain acquisition-related and integration-related expenses, non-deferred secondary offering costs, loss on extinguishment of debt, and the related tax effects of each of these adjustments.

•

Adjusted net income per diluted share, non-GAAP, is determined by dividing adjusted net income, non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.

•

Adjusted EBITDA is determined by adding back to GAAP net income (loss) the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, stock-based compensation, certain acquisition-related and integration-related expenses, non-deferred secondary offering costs, intangible asset amortization, depreciation, interest expense (including loss on extinguishment of debt) and tax expense (benefit).

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Source: Corsair Gaming, Inc.

Investor Relations Contact:

Ronald van Veen

ir@corsair.com

510-578-1407

Media Contact:

Adrian Bedggood

adrian.bedggood@corsair.com

510-657-8747

+44-7989-258827

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021

Net revenue	$380,691	$529,414
Cost of revenue	289,935	369,086
Gross profit	90,756	160,328
Operating expenses:
Sales, general and administrative	76,131	77,853
Product development	17,110	15,186
Total operating expenses	93,241	93,039
Operating income (loss)	(2,485)	67,289
Other (expense) income:
Interest expense	(1,279)	(4,946)
Other expense, net	(499)	(2,425)
Total other expense, net	(1,778)	(7,371)
Income (loss) before income taxes	(4,263)	59,918
Income tax benefit (expense)	983	(13,195)
Net income (loss)	(3,280)	46,723
Less: Net loss attributable to noncontrolling interests	(407)	—
Net income (loss) attributable to Corsair Gaming, Inc.	$(2,873)	$46,723

Calculation of net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Net income (loss) attributable to Corsair Gaming, Inc.	$(2,873)	$46,723
Change in redemption value of redeemable noncontrolling interests	(2,261)	—
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc.	$(5,134)	$46,723

Net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$(0.05)	$0.51
Diluted	$(0.05)	$0.47
Weighted-average common shares outstanding:
Basic	95,275	91,951
Diluted	95,275	100,211

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2022	2021

Net revenue:
Gamer and Creator Peripherals	$134,148	$175,912
Gaming Components and Systems	246,543	353,502
Total Net revenue	$380,691	$529,414

Gross Profit:
Gamer and Creator Peripherals	$43,057	$68,866
Gaming Components and Systems	47,699	91,462
Total Gross Profit	$90,756	$160,328

Gross Margin:
Gamer and Creator Peripherals	32.1%	39.1%
Gaming Components and Systems	19.3%	25.9%
Total Gross Margin	23.8%	30.3%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31, 2022	December 31, 2021

Assets
Current assets:
Cash and restricted cash	$31,754	$65,149
Accounts receivable, net	236,472	291,287
Inventories	300,423	298,315
Prepaid expenses and other current assets	57,877	51,024
Total current assets	626,526	705,775
Restricted cash, noncurrent	231	231
Property and equipment, net	19,607	16,819
Goodwill	348,424	317,054
Intangibles assets, net	249,841	225,709
Other assets	74,796	71,808
Total assets	$1,319,425	$1,337,396
Liabilities
Current liabilities:
Debt maturing within one year, net	$4,754	$4,753
Accounts payable	203,454	236,120
Other liabilities and accrued expenses	176,556	205,874
Total current liabilities	384,764	446,747
Long-term debt, net	241,709	242,898
Deferred tax liabilities	29,241	25,700
Other liabilities, noncurrent	52,176	53,871
Total liabilities	707,890	769,216
Temporary equity
Redeemable noncontrolling interests	19,424	—
Permanent equity
Corsair Gaming, Inc. stockholders’ equity:
Common stock and additional paid-in capital	489,755	470,373
Retained earnings	93,013	98,147
Accumulated other comprehensive loss	(2,494)	(340)
Total Corsair Gaming, Inc. stockholders' equity	580,274	568,180
Nonredeemable noncontrolling interests	11,837	—
Total permanent equity	592,111	568,180
Total liabilities, temporary equity and permanent equity	$1,319,425	$1,337,396

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021

Cash flows from operating activities:
Net income (loss)	$(3,280)	$46,723
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	5,147	3,076
Depreciation	2,604	2,436
Amortization of intangible assets	10,138	8,702
Debt issuance costs amortization	86	537
Loss on debt extinguishment	—	439
Deferred income taxes	(4,078)	(3,005)
Other	567	1,316
Changes in operating assets and liabilities:
Accounts receivable	54,434	(13,416)
Inventories	(662)	(13,508)
Prepaid expenses and other assets	(8,147)	(4,419)
Accounts payable	(35,308)	(26,988)
Other liabilities and accrued expenses	(27,607)	25,875
Net cash provided by (used in) operating activities	(6,106)	27,768
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(19,534)	(1,684)
Payment of deferred consideration	—	(4,353)
Purchase of property and equipment	(4,365)	(2,036)
Net cash used in investing activities	(23,899)	(8,073)
Cash flows from financing activities:
Repayment of debt	(1,250)	(28,000)
Borrowing from line of credit	293,000	—
Repayment of line of credit	(293,000)	—
Payment of contingent consideration	(292)	—
Proceeds from issuance of shares through employee equity incentive plans	523	185
Payment of taxes related to net share settlement of equity awards	(887)	—
Net cash used in financing activities	(1,906)	(27,815)
Effect of exchange rate changes on cash	(1,484)	134
Net decrease in cash and restricted cash	(33,395)	(7,986)
Cash and restricted cash at the beginning of the period	65,380	133,568
Cash and restricted cash at the end of the period	$31,985	$125,582

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2022	2021

Operating Income (loss) - GAAP	$(2,485)	$67,289
Acquisition accounting impact related to recognizing acquired inventory at fair value	275	—
Change in fair value of contingent consideration for business acquisitions	—	72
Stock-based compensation	5,147	3,076
Intangible asset amortization	10,138	8,702
Acquisition-related and integration-related costs	243	208
Non-deferred secondary offering costs	—	1,031
Adjusted Operating Income - Non-GAAP	$13,318	$80,378

As a % of net revenue - GAAP	-0.7%	12.7%
As a % of net revenue - Non-GAAP	3.5%	15.2%

Non-GAAP Net Income and Net Income Per Share Reconciliations

(Unaudited, in thousands, except per share amounts and percentages)

	Three Months Ended March 31,
	2022	2021

Net income (loss) - GAAP	$(3,280)	$46,723
Acquisition accounting impact related to recognizing acquired inventory at fair value	275	—
Change in fair value of contingent consideration for business acquisitions	—	72
Stock-based compensation	5,147	3,076
Intangible asset amortization	10,138	8,702
Acquisition-related and integration-related costs	243	208
Non-deferred secondary offering costs	—	1,031
Loss on debt extinguishment	—	439
Non-GAAP income tax adjustment	(3,349)	(2,089)
Adjusted Net Income - Non-GAAP	$9,174	$58,162

Diluted net income per share:
Adjusted, Non-GAAP	$0.09	$0.58

Weighted-average common shares outstanding:
Adjusted, Non-GAAP	100,290	100,211

Corsair Gaming, Inc.

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2022	2021

Net Income (loss) - GAAP	$(3,280)	$46,723
Acquisition accounting impact related to recognizing acquired inventory at fair value	275	—
Change in fair value of contingent consideration for business acquisitions	—	72
Stock-based compensation	5,147	3,076
Acquisition-related and integration-related costs	243	208
Non-deferred secondary offering costs	—	1,031
Intangible asset amortization	10,138	8,702
Depreciation	2,604	2,436
Interest expense (includes loss on debt extinguishment)	1,279	4,946
Income tax expense (benefit)	(983)	13,195
Adjusted EBITDA - Non-GAAP	$15,423	$80,389
Adjusted EBITDA margin - Non-GAAP	4.1%	15.2%